OCCUPANCY AGREEMENT

THIS OCCUPANCY AGREEMENT (this "Agreement") is made as of the 1st day of May 2000, between INTERSTATE GENERAL COMPANY, L.P., a Delaware limited partnership ("IGC"), and PACE CARBON FUELS, L.L.C., a Delaware limited liability company ("Pace"), with reference to the following background:

BACKGROUND

A.

IGC, as tenant, and Coors Brewing Company, as landlord ("Coors"), are parties to that certain Sublease, dated April 5, 2000 (the "Lease"), pursuant to which IGC leases certain space ("Master Premises") on the second floor of the office building located at 5160 Parkstone Drive, Chantilly, Virginia 20151 ("Building").

B.

Pace desires to occupy a portion of the Master Premises, and IGC has agreed to allow Pace to occupy such portion of the Master Premises, upon the terms and conditions set forth below, and such occupancy by Pace is contemplated by the Lease.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants, conditions and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IGC and Pace, intending to be legally bound, hereby agree as follows:

1.	Premises.

(a)

IGC hereby grants to Pace (i) the exclusive right to use, occupy and enjoy the portion of the Master Premises that is shown on Exhibit "A" attached hereto (the "Premises") containing approximately 2,493 usable square feet of space and (ii) the non-exclusive right to use and enjoy all common areas of the Building, including, without limitation, such areas as are reasonably necessary to provide Pace with satisfactory and legally adequate ingress and egress to and from the Premises.

(b)

Notwithstanding the foregoing, IGC and Pace agree that they shall share equally in the use of the large conference room (shown as Room 206 on Exhibit "A") that is located within the Premises. IGC and Pace agree to implement a mutually satisfactory scheduling/reservation procedure to insure that their respective use of the conference rooms is equitable.

2.	Term. The term of this Agreement shall commence on the date hereof ("Commencement Date") and shall be co-terminus with the term of the Lease, unless sooner terminated as provided in this Agreement.

3.	Occupancy Fee; Security Deposit.
(a)

During the term of this Agreement, Pace shall pay to IGC a monthly occupancy fee equal to fifty-seven percent (57%) of the monthly base rent payable by IGC to Coors under Section 3 of the Lease as currently in effect. The occupancy fee shall be payable, in advance, on the first day of each month during the term. In addition, Pace shall reimburse IGC for fifty-seven percent (57%) of all Additional Rent (as defined in the Lease) payable by IGC to Coors under Section 3 of the Lease. Such reimbursement shall be made within fifteen (15) days after Pace's receipt of an invoice therefore, accompanied by the invoice for the Additional Rent received by IGC under the Lease.

(b)

IGC acknowledges that Pace has paid to IGC the amount of Nineteen Thousand Six Hundred Sixteen and 41/100 Dollars ($19,616.41) as Pace's share of the security deposit due under the Lease. If the security deposit is used and applied by Coors as a result of a default under the Lease, the party responsible for such default (i.e., IGC or Pace) shall be solely liable for restoring the security deposit to its original amount. Upon the expiration or earlier termination of this Agreement, IGC shall reimburse Pace for its share of the security deposit.

4.

Use; Electricity. Pace shall use and occupy the Premises for general office purposes. The parties shall equitably allocate between them the cost of electricity serving their respective spaces and Pace shall reimburse IGC for Pace's share of such costs.

5.

Surrender. Upon the expiration or earlier termination of the term of this Agreement, Pace shall quit, surrender and deliver to IGC the Premises in good order and repair, reasonable wear and tear and damage by fire or other casualty excepted, and Pace shall remove all of its property and trade fixtures from the Premises.

6.

Condition and Maintenance of the Premises. Pace acknowledges that it has accepted the Premises in its current "as-is" condition. In the event any portion of the Construction Allowance (as defined in the Lease) remains undisbursed, Pace shall be entitled to utilize fifty-seven percent (57%) of such balance. Pace shall, during the term of this Agreement, keep the Premises in good order and repair and shall engage, at its own cost, janitorial and trash removal services. Pace shall not make or permit to be made any alterations to the Premises in violation of the Lease. IGC agrees to use reasonable efforts to cause Coors and its landlord to supply to the Premises the services required to be provided under the Lease and the prime lease. Pace shall bear the cost of installing any signage desired by Pace.

7.

Compliance with Laws, Ordinances, Etc. Pace shall comply with the requirements of all public authorities and with the terms of any state or federal statute or local ordinance or regulation applicable to Pace or its use of the Premises.

8.

Compliance with Rules and Regulations. Pace and Pace's employees, agents, visitors and licensees shall observe and comply with all rules and regulations that may be promulgated from time to time with respect to the Building.

9.

Insurance. Each party shall, at all times during the term hereof, carry and maintain, at its sole cost and expense, usual and customary commercial general liability insurance, naming the other party and Coors as additional insureds, and casualty insurance on account of loss or damage from any cause to the property of such party on the Premises. Each policy of insurance shall otherwise comply with the requirements of the Lease.

10.

Assignment. Pace shall not have the right to assign this Agreement. Notwithstanding the foregoing, IGC agrees that the rights and benefits arising under this Agreement may be transferred to, used and enjoyed by Pace's parent company, Magellan Carbon Fuels, L.L.C. ("Magellan").

11.

Default and Remedies. If (i) Pace shall fail to remedy any default in the payment of any sums due under this Agreement within fifteen (15) days after written notice of such failure has been received by Pace or (ii) Pace shall fail to remedy any default with respect to any of the other provisions, covenants, or conditions of this Agreement to be kept or performed by Pace within thirty (30) days after written notice of such failure, unless such cure cannot be reasonably effected within such thirty (30)-day period, in which event Pace will have such additional time as is reasonably necessary to cure such default, then in any such event, IGC shall be entitled to exercise all rights and remedies provided by law.

12.

Quiet Enjoyment. IGC covenants with Pace that upon Pace paying the monthly occupancy fee and observing and performing all the terms, covenants and conditions on Pace's part to be observed and performed, Pace and Magellan may peaceably and quietly occupy, use and enjoy the Premises.

13.

Relationship of Lease. This Agreement is an occupancy agreement and Pace agrees to take this Agreement subject and subordinate to the Lease. Pace shall have no right to (i) amend or modify the Lease in any manner or for any purpose, (ii) exercise any rights of IGC under the Lease to renew or extend the term of the Lease, (iii) exercise any rights of IGC to terminate the Lease, (iv) exercise any purchase options, expansion rights, rights of first refusal or similar rights granted to IGC under the Lease or (v) waive any agreement or obligation of or right or remedy against Coors, all of which rights are expressly and exclusively reserved by IGC.

14.

Termination. Pace shall have the right at any time during the term hereof to terminate this Agreement effective as of the end of any calendar month by giving not less than thirty (30) days prior written notice to IGC.

15.

Destruction; Condemnation. If the Premises or the Building are totally or partially destroyed or damaged by fire or other casualty, this Agreement shall, at the option of Pace, terminate as of the date of such casualty. If all of any portion of the Building is taken by exercise of the power of eminent domain, this Agreement shall, at the option of Pace, terminate as of the date title vests in the condemner.

16.

Force Majeure. In the event IGC or Pace shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of act of God, fire, casualty, action of the elements, strikes, lockouts, other labor troubles, inability to procure, or general shortage of labor, equipment, facilities, materials or supplies, failure of transportation or of power, restrictive governmental laws or regulations, changes to laws or regulations, riots, insurrection, war or any other cause similar or dissimilar to the foregoing beyond the reasonable control of IGC or Pace, as the case may be, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for the period necessary to complete performance after the end of the period of such delay.

17.	Miscellaneous.
(a)

Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Agreement shall be binding upon either party unless reduced to writing and signed by the party or parties to be bound thereby.

(b)

Any provision or provisions of this Agreement which shall be invalid, void or illegal, shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(c)	This Agreement shall be interpreted under the laws of the State of Virginia.

(d)	This Agreement may be executed in multiple counterparts.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INTERSTATE GENERAL COMPANY, L.P.
By: Interstate General Management Corporation its General Partner By: __________________________________ Name: Mark Augenblick Title: President
PACE CARBON FUELS, L.L.C.
By: __________________________________ Name: James R. Treptow Title: President

EXHIBIT "A"

PLAN SHOWING PREMISES